UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2018 (March 13, 2018)

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Pain Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7801 N Capital of Texas Highway, Suite 260

Austin, Texas 78731

(Address of principal executive offices, including zip code)

(512) 501-2444

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 3.01.Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On March  13, 2018,  Pain Therapeutics, Inc. (the “Company”) received a notice from the staff (the “Staff”) of The Nasdaq Stock Market LLC that the Company is not in compliance with the Nasdaq’s Listing Rule 5450(b)(2)(A), as the minimum market value of the company’s common stock has been below $50 million for 30 consecutive business days. The Company also does not meet the requirement under Listing Rule 5450(b)(3)(A) in total assets and total revenue standard for continued listing on The Nasdaq Global Market. The notification of noncompliance has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Market under the symbol “PTIE”.

 The Company has 180 calendar days, or until September 10, 2018, to achieve compliance with the minimum market value requirement. To regain compliance, the minimum market value of the Company's common stock must meet or exceed $50 million for a minimum of 10 consecutive business days during this 180-day grace period. The Company's failure to regain compliance during this period could result in delisting. In the event that the Company does not regain compliance with the Rule prior to the expiration of the grace period,  the Company expects to receive written notification that its common stock is subject to delisting, in which case the Company may either apply for listing on The Nasdaq Capital Market, provided it meets the continued listing requirements of that market, or appeal the decision to a Nasdaq Hearings Panel. In the event of an appeal, the Company's common stock would remain listed on The Nasdaq Global Market pending a decision by the Panel following the hearing. The Company is currently evaluating its options for regaining compliance.

The Company intends to monitor the market value of its listed securities and the other requirements under the Nasdaq listing standards and may, if appropriate, consider implementing available options to regain compliance under the Nasdaq Listing Rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAIN THERAPEUTICS, INC.
a Delaware corporation

Date: March 16, 2018
	By:	/s/ REMI BARBIER
Remi Barbier
President and Chief Executive Officer